Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated December 21, 2020, is entered into by and between Nesco Holdings, Inc., a Delaware corporation (the “Company”) and the subscriber set forth on the signature page hereto (the “Subscriber”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement.

RECITALS

WHEREAS, as set forth in (i) the Common Stock Purchase Agreement, dated as of December 3, 2020 (as amended, modified or supplemented from time to time, the “Investment Agreement”), by and between the Company and PE One Source Holdings, LLC and (ii) the Purchase and Sale Agreement, dated as of December 3, 2020, by and among the Company and certain other parties thereto, the Company intends to acquire, directly or indirectly, 100% of the limited partnership interests of Custom Truck One Source, L.P., a Delaware limited partnership (“Target”);

WHEREAS, in connection with the Closing (as defined in the Investment Agreement, the “Investment Agreement Closing”), subject to the terms of this Subscription Agreement, (i) the Subscriber desires to subscribe for and purchase from the Company a certain number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) and (ii) the Company desires to issue and sell to the Subscriber such shares of Common Stock in consideration of the payment of the Purchase Price (as defined below) by the Subscriber to the Company on or prior to the Closing; and

WHEREAS, certain other Persons (each, an “Other Subscriber”) have, severally and not jointly, entered into separate Subscription Agreements with the Company (the “Other Subscription Agreements”), pursuant to which such Persons have agreed to purchase Common Stock at the Investment Agreement Closing at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 28,000,000 shares of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	SUBSCRIPTION. Subject to the terms hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, in exchange for the payment of an aggregate amount equal to $[ ● ] (the “Purchase Price”), the number of shares of Common Stock (rounded down to the nearest whole share) equal to (i) the Purchase Price divided by (ii) $5.00 (the “Shares”).

2.	closing.

(a)	The closing of the sale of Shares contemplated hereby (the “Closing”) shall occur on the date of the Investment Agreement Closing. Upon not less than two (2) Business Days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) notifying the Subscriber that the Company reasonably expects the Investment Agreement Closing to occur on a date that is not less than two (2) Business Days from the date of the Closing Notice, the Subscriber shall deliver to the Company on or prior to the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Shares subscribed by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery of the Shares in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable. In the event that the Investment Agreement Closing does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return any funds delivered by the Subscriber to the Company by wire transfer in immediately available funds to the account specified by the Subscriber and cancel any shares issued in respect thereof.

(b)	Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.	company representations and warranties. The Company represents and warrants to the Subscriber as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently proposed to be conducted.

(b)	As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organizational Documents or under applicable Law. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 4, the issuance and sale of the Shares pursuant to this Subscription Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes a valid and binding agreement of the Subscriber, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity whether considered at law or equity.

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(d)	The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with NYSE rules and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Organizational Documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e)	There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

(f)	No consent, waiver, authorization, approval, filing with or notification to any court or other federal, state, local or other governmental authority is required on the part of the Company with respect to the execution, delivery or performance by the Company of this Subscription Agreement (including without limitation the issuance of the Shares), other than (i) the filings required by applicable state or federal securities Laws, (ii) those required by the NYSE or (iii) those consents, waivers, authorizations, approvals, filings or notifications the failure of which to give, make or obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)	The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

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(h)	The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof there are no other Equity Interests of the Company authorized, reserved, issued or outstanding, other than with respect to Company RSUs, Company PSUs, Company Options, Warrants and Earn-Out Shares as described in this clause (h). As of the close of business on December 1, 2020: (i) 49,156,753 shares of Common Stock were issued and outstanding, (ii) 4,650 shares of Common Stock were held in treasury by the Group Companies and (iii) no shares of Preferred Stock were issued or outstanding. The Company has no shares of Common Stock or Preferred Stock reserved for issuance, other than (x) shares of Common Stock reserved for issuance pursuant to the Incentive Plan, under which as of the close of business on December 1, 2020, (A) 1,177,592 shares of Common Stock were subject to issuance pursuant to outstanding Company RSUs, (B) no shares of Common Stock were subject to issuance pursuant to outstanding Company PSUs (assuming achievement of applicable performance goals at target level), (C) 2,413,583 shares of Common Stock were subject to issuance pursuant to outstanding Company Options, and (D) 2,431,325 shares of Common Stock were reserved for additional issuances as grants under the Incentive Plan, (y) as of December 1, 2020, 20,949,980 shares of Common Stock issuable upon the exercise of Warrants and (z) as of December 1, 2020, 3,451,798 shares of Common Stock issuable under the Agreement and Plan of Merger, dated as of April 7, 2019, by and among the Company, certain Subsidiaries of the Company and the other parties thereto (as amended, modified or supplemented from time to time prior to the date of this Agreement). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with applicable Laws and the Organizational Documents of the Company and were not issued in breach or violation of any preemptive rights or Contract. With respect to the Company RSUs, Company PSUs and Company Options, each grant was made in accordance with the terms of the Incentive Plan, all applicable Laws and the rules and regulations of NYSE. No shares of capital stock of the Company are owned by any Subsidiary of the Company.

(i)	The outstanding shares of Common Stock are listed on the NYSE. As of the Closing Date, the Shares have been approved for listing on the NYSE, and the Company is in compliance with all of the listing rules and standards of the NYSE.

(j)	The Company has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Company contemplated by the applicable Other Subscription Agreement, other than such Other Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Purchase Price and terms that are no more favorable to any Other Subscriber thereunder than the terms of this Subscription Agreement.

(k)	As of the date hereof, there are no pending or, to the knowledge of the Company, threatened, actions, which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l)	The Company acknowledges that there have been no representations or warranties made to the Company by the Subscriber, or its officers or directors or other representatives, expressly or by implication, other than those representations or warranties explicitly included in this Subscription Agreement or the Registration Rights Agreement.

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4.	subscriber representations and warranties. The Subscriber represents and warrants to the Company and the Placement Agents (as defined below) as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	The Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), as set forth on Schedule A completed by the Subscriber, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber agrees to notify the Company prior to the Closing in the event any of the information regarding the Subscriber and provided on Schedule A changes prior to the Closing.

(b)	The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities Laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to the transfer restrictions set forth in Section 8 and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)	The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, or its officers or directors or other representatives, expressly or by implication, other than those representations, warranties, covenants and agreements explicitly included in this Subscription Agreement.

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(d)	The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar Law.

(e)	The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Company concerning the Company and an investment in the Shares as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)	The Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and (x) the Company; (y) Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Stifel, Nicolaus & Company, Incorporated, Oppenheimer & Co. Inc., CJS Securities, Inc., Colliers Securities, LLC and/or Sidoti & Company, LLC (the “Placement Agents”) and/or (z) their respective Representatives, on the other hand. The Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents and/or their respective Representatives. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents or their respective Representatives), other than the representations and warranties by the Company contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents or their respective Representatives acted as an investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, one of the Placement Agents or their respective Affiliates.

(g)	The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

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(h)	The Subscriber acknowledges that the Subscriber (and not the Company) shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement. The Subscriber acknowledges that neither the Company nor any representative of the Company has provided, or will provide, the Subscriber with tax advice regarding the Shares, the Company or the execution of this Subscription Agreement, and the Company has advised the Subscriber to consult the Subscriber’s own tax advisor with respect to the tax consequences of each of the foregoing, including but not limited to any applicable elections, withholdings or other matters relating to the Shares, the Company or the execution of this Subscription Agreement.

(i)	Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(j)	In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Company, Target or any of their respective Representatives concerning the Company or the Shares or the offer and sale of the Shares, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(k)	The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)	The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(m)	The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s Organizational Documents. The signature on this Subscription Agreement is genuine, the signatory has been duly authorized to execute the same, and assuming this Subscription Agreement constitutes a valid and binding agreement of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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(n)	Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(o)	The Subscriber is not, and has not at any time during the past five (5) years been, (i) a person or entity named on, or otherwise owned or controlled by or acting on behalf of, a person or entity named on, the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or on any similar list of sanctioned persons maintained by the U.S. Government, the European Union or any European Union Member State, including the United Kingdom, or a person or entity with whom transactions are restricted or prohibited by any OFAC sanctions program or any sanctions program of the European Union or any European Union Member State, including the United Kingdom or (ii) a non-U.S. shell bank or providing banking services directly or indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Subscriber is permitted to do so under applicable Law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Subscriber operates. Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(p)	The Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2 hereto at the Closing. The Subscriber understands and agrees that its obligations hereunder are not in any way contingent or otherwise subject to: (i) the consummation of any financing arrangements or obtaining any financing; or (ii) the availability of any financing to the Subscriber or any of its Affiliates.

(q)	No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. Each Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber or by the Company or the Target. In connection with the issuance and purchase of the Shares, the Placement Agents have not acted in any capacity on the Subscriber’s behalf, including without limitation as the Subscriber’s financial advisor or fiduciary. On behalf of itself and its Affiliates, the Subscriber (i) acknowledges that the Placement Agents shall have no liability or obligation to the Subscriber or its Affiliates in respect of this Subscription Agreement or the transactions contemplated hereby and (ii) releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(r)	The Subscriber has received and reviewed the disclosure statements set forth on Schedule B attached hereto.

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5.	NON-SURVIVAL. Except with respect to claims for Fraud by a party in the making of any representation or warranty contained in this Subscription Agreement or in any certificate delivered hereunder, the representations and warranties contained in this Subscription Agreement or in any instrument delivered pursuant to this Subscription Agreement shall expire at the consummation of the Closing. Except for any covenant or agreement that by its terms contemplates performance after the Closing, none of the covenants and agreements of the parties contained in this Subscription Agreement shall survive the Closing.

6.	REGISTRATION RIGHTS AGREEMENT. Concurrently with the Closing, the Company, the Subscriber and certain other Persons will enter into the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), and prior to or at the Closing (i) the Subscriber shall deliver (or cause the delivery of) an executed counterpart to the Registration Rights Agreement, duly executed by the Subscriber, and (ii) the Company shall deliver (or cause the delivery of) an executed counterpart to the Registration Rights Agreement, duly executed by the Company.

7.	Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Investment Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and (c) if the Closing shall not have occurred on or before July 1, 2021; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. If the Investment Agreement is terminated in accordance with its terms, the Company shall promptly notify Subscriber of such termination of the Investment Agreement.

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8.	SECURITIES LAW MATTERS.

(a)	It is understood that, except as provided below, book entry accounts evidencing the Shares must bear the following or similar legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

(b)	Notwithstanding the foregoing, the Subscriber shall be entitled to receive from the Company a like number of shares not bearing such legend upon the request of the Subscriber (or, at the Company’s option, have such legend removed from the Shares) at such time as such restrictions are no longer applicable, provided that the Subscriber provides any materials related thereto reasonably requested by the Company.

(c)	As long as the Subscriber shall own any of the Shares, and such Shares are “restricted securities” (as defined in Rule 144 of the Securities Act), the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Subscriber with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Subscriber pursuant to this Section 8(c).

(d)	The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Common Stock until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

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(e)	The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company or its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

9.	MISCELLANEOUS.

(a)	All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Subscriber, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) the Company, and (ii) to the extent such public communication references the Subscriber, the Subscriber, which approval shall not be unreasonably withheld; provided that neither the Company nor the Subscriber shall be required to obtain consent pursuant to this Section 9(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 9(a). The restriction in this Section 9(a) shall not apply to the extent the public announcement is required by applicable securities Law, any governmental authority or stock exchange rule; provided, however, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

(b)	The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements. From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents, or any of their affiliates with respect to the transactions contemplated by the Subscription Agreement.

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(c)	All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)	If to the Company:

Nesco Holdings, Inc.
6714 Pointe Inverness Way
Suite 220
Fort Wayne, IN
Attn: Josh Boone
Email: josh.boone@nescorentals.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP
555 11th Street, N.W., Suite 1000

Washington, D.C. 20004
Attention:      Paul Sheridan

Email:              paul.sheridan@lw.com

(ii)	If to the Subscriber, to its address set forth on the signature page hereto.

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(d)	No party hereto shall assign this Subscription Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)	The parties hereto shall (i) execute and deliver such additional documents and use reasonable best efforts to take such additional actions as the parties reasonably may deem to be practical and necessary and (ii) use reasonable best efforts to obtain all material consents and approvals of third parties (including Governmental Authorities) that any of the Company, the Subscriber, Target or their respective Affiliates are required to obtain, in each case, in order to consummate the subscription as contemplated by this Subscription Agreement. Without limiting the foregoing, the Company may request from the Subscriber such additional information as the Company may deem necessary to obtain any material consents and approvals of third parties (including Governmental Authorities), and the Subscriber shall promptly provide such information as may reasonably be requested, to the extent within Subscriber’s possession and control and otherwise readily available to Subscriber and to the extent consistent with its internal policies and procedures.

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(f)	This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing signed by all parties hereto; provided, that Section 4, this Section 9(f), Section 9(n), Section 10 and Section 11 of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to a Placement Agent without the written consent of such Placement Agent.

(g)	This Subscription Agreement, together with (i) the Letter Agreement, dated as of the date hereof, from the Subscriber to the Placement Agents and (ii) the Registration Rights Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)	If any provision of this Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Subscription Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent reasonably necessary, shall amend or otherwise modify this Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(i)	The headings in this Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Subscription Agreement. This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j)	This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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(k)	Any Proceeding based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 9(k). Each party acknowledges and agrees that any controversy which may arise under this Subscription Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Subscription Agreement or any of the transactions contemplated hereby.

(l)	Each party hereto agrees that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of the terms and provisions of this Subscription Agreement, in addition to any other remedy to which it is entitled at law or in equity. In the event that any Proceeding shall be brought in equity to enforce the provisions of this Subscription Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m)	Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Subscription Agreement, including all fees of its legal counsel, financial advisers and accountants.

(n)	The parties hereto agree that the Placement Agents are express third-party beneficiaries of their express rights in Section 4, Section 9(f), this Section 9(n), Section 10 and Section 11 of this Subscription Agreement.

10.	NON-RELIANCE. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

11.	NON-RECOURSE. This Subscription Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Subscription Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the day and year first above written.

NESCO HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Subscriber:

[ ● ]

By:
Name:
Title:

Notice Address:

[Address]
[City, State Zip]
Attention: [ ● ]
Email: [ ● ]

[Signature Page to Subscription Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]

Exhibit A

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

NESCO HOLDINGS, INC.

AND

THE INVESTORS PARTY HERETO

Dated as of [__]

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [__], 2021, by and between Nesco Holdings, Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and each Investor party to this Agreement from time to time (each an “Investor”, and collectively the “Investors”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company is a party to a Subscription Agreement, dated December 21, 2020 (as amended, supplemented or otherwise modified from time to time, each a “Subscription Agreement”), pursuant to which the Company issued and sold to the Investors, and the Investors purchased from the Company, shares of Common Stock; and

WHEREAS, the Company has agreed to provide to the Investors resale registration and other rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I
Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall file within thirty (30) days following the Closing Date and shall use its reasonable best efforts to have declared effective as soon as practicable after the filing thereof , but no later than sixty (60) days following the Closing Date (the “Effectiveness Deadline”; provided that, if the Commission provides comments to the applicable registration statement, then the Effectiveness Deadline shall be ninety (90) days following the Closing Date), a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is thirty (30) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

Section 1.5 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law, provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any forty-five (45)-day period;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering. The Holders of a majority of the Registrable Securities may on up to two (2) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering, so long as the anticipated gross proceeds of such underwritten offering is not less than twenty-five million dollars ($25,000,000) (unless the Holders are proposing to sell all of the remaining Registerable Securities, in which case the anticipated gross proceeds of such underwritten offering shall not be less than twenty million ($20,000,000) (the “Underwritten Offering”). In the event of an Underwritten Offering:

(a) The Company and the Holders shall mutually select the managing underwriter or underwriters to administer the Underwritten Offering.

(b) Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Article II
Company Registration

Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement (i) on Form S-4 or Form S-8 or any successor forms thereof or (ii) with respect to an at-the-market offering program, debt securities convertible into or exercisable or exchangeable for Common Stock, dividend reinvestment plan or securities issued under any employee stock option or other benefit plan), the Company will:

(a) promptly give to each Holder written notice thereof; and

(b) subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within two (2) business days after receipt of such written notice from the Company by any Holder.

Section 2.2 Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or, in the case of a registration pursuant to Section 1.6, by the Company and such Holder (such underwriting agreement to be in the form negotiated by the Company and/or such Holder, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number that can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that holders of securities with piggyback registration rights under the Stockholders’ Agreement have requested to be included in such offering (in accordance with the terms of such Stockholders’ Agreement), (c) third, and only if all the securities referred to in clause (b) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (d) fourth, and only if all the securities referred to in clause (c) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Section 2.4 Opting-Out Holder. By written notice delivered to the Company, any Holder (an “Opting-Out Holder”) may elect to waive its rights under Sections 2.1 and 2.2 (“Section 2 Opt-Out”), until such time as the written notice is rescinded in writing. During such time as a Section 2 Opt-Out is in effect, (a) the Opting-Out Holder shall not receive notices of any proposed registration under Article II and (b) shall not be entitled to participate in any such offering pursuant to Article II.

Article III
Additional Provisions Regarding Registration Rights

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep each Holder participating in such Registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering of such securities, provided that the availability of any such document on the U.S. Securities and Exchange Commission’s EDGAR filing System (or successor thereto) shall satisfy the requirement to so furnish;

(e) use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(k), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, provided that the availability of any such document on the U.S. Securities and Exchange Commission’s EDGAR filing System (or successor thereto) shall satisfy the requirement to so furnish;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement;

(h) in connection with an underwritten public offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(i) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a customary “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(j) use reasonable best efforts to list the Registrable Securities covered by such registration statement on the primary securities exchange on which the Common Stock is then listed; and

(k) notwithstanding any other provision of this Agreement, if the Company has determined in good faith, based upon the advice of legal counsel, that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period (x) the Company may exercise the right to such suspension not more than twice, and for more than sixty (60) consecutive calendar days for any single suspension, and (y) in no event shall the Company exercise the right to such suspension for more than ninety (90) days in the aggregate. From and after the date of a notice of suspension under this Section 3.1(k), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension with respect to any single suspension or ninetieth (90th) day within any 12-month period.

Section 3.2 Limitation on Subsequent Registration Rights. After the date hereof, the Company shall not enter into any agreement (excluding, for the avoidance of doubt, the Stockholders’ Agreement) granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of Holders of a majority of the Registrable Securities. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their controlled Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their controlled Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective controlled Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective controlled Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective controlled Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective controlled Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their controlled Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their controlled Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective controlled Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective controlled Affiliates to, supply the Company and its representatives and agents in a timely manner any information about such Holder or Holders as they may be reasonably request in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(k), or that requires the suspension by such Holder or Holders and their respective controlled Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective controlled Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6 “Market Stand-Off” Agreement. Any Holder (excluding, for the avoidance of doubt, any Opting-Out Holder) that has elected to participate in a registration or underwritten offering pursuant to Article II (each, a “Participating Holder”) shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by such Participating Holder (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave such Participating Holder an opportunity to participate in accordance with Article II. Each Participating Holder shall also execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company consistent with this Section 3.6.

Article IV
Indemnification

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article V
Termination of Registration Rights

Section 5.1 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article VI
Miscellaneous.

Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2 Governing Law; Waiver of Jury Trial; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(b) Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(f) Each party hereto agrees that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which it is entitled at law or in equity. In the event that any proceeding shall be brought in equity to enforce the provisions of this Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement and the applicable Subscription Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (b) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a), when transmitted and receipt is confirmed; and (c) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other Parties to this Agreement:

If to the Company, to:

Nesco Holdings, Inc.

6714 Pointe Inverness Way
Suite 220
Fort Wayne, IN
Attn: Josh Boone
Email: josh.boone@nescorentals.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004
Attention:      Paul Sheridan

Email:              paul.sheridan@lw.con

If to an Investor, to its address set forth in the signature pages hereto.

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder, if such amendment, modification, termination or waiver would adversely affect the rights of such Holder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Holders under this Agreement. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9 Interpretation; Absence of Presumption .

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

(The next pages are the signature pages)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

NESCO HOLDINGS, INC.

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

[INVESTOR]

By:
Its:

By:
Name: Title:

Notice Information:

[Address]
[City, State, Zip]
Attention: [ ● ]
Email: [ ● ]

[Signature Page to Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Closing Date” has the meaning set forth in the Subscription Agreements.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $ 0.0001 per share.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means any Investor holding Registrable Securities.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; and (b) the fees and expenses of any counsel to the Holders; provided, however, that, in the case of this clause (b), such fees and expenses shall not exceed $25,000 in the aggregate for all Holders with respect to any particular registration pursuant to Article I or II.

“Registrable Securities” means (a) the shares of Common Stock issued to an Investor pursuant to the applicable Subscription Agreement and (b) any Common Stock or other securities actually issued in respect of the securities described in clause (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall cease to be Registrable Securities on the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during any and all three-month periods pursuant to Rule 144, including with respect to current public information requirements.

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“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 8 of the applicable Subscription Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of the date hereof, among the Company and the Persons party thereto, as the same may be amended, modified or supplemented from time to time.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Deadline	Section 1.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Opting-Out Holder	Section 2.4
Participating Holder	Section 3.6
Resale Shelf Registration	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Section 2 Opt-Out	Section 2.4
Shelf Offering	Section 1.7
Subscription Agreement	Recitals
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6

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